EXHIBIT 99.1

Cathay Bank to Buy Stake in First Sino Bank in China

LOS ANGELES, March 31 /PRNewswire-FirstCall/ -- Cathay General Bancorp (Nasdaq: CATY), the holding company for Cathay Bank, announced today that Cathay Bank has entered into an agreement to buy a 20% stake in First Sino Bank at a valuation of 2.2 times the owner's equity of First Sino Bank for the year ended December 31, 2005. First Sino Bank is a Shanghai-based joint venture bank which was organized under the laws of China in 1997. As part of the agreement, Cathay Bank will have a right to appoint two members to First Sino Bank's Board of Directors.

The purchase price is subject to adjustment for dividends and will be fixed at closing after completion of First Sino Bank's audited financial statements for the year ended December 31, 2005. Based on an estimate of First Sino Bank's owner's equity and anticipated dividend distribution, the purchase price for the 20% stake is currently estimated to be approximately US $52.2 million.

Cathay Bank is buying the shares from First Sino Bank's largest shareholder. The other shareholders of First Sino Bank are Shanghai Pudong Development Bank, which holds a 10 percent stake, and Wing Hang Bank Ltd of Hong Kong, which holds a 5 percent stake. This investment by Cathay Bank is subject to regulatory approval from the China Bank Regulatory Commission in China and Cathay Bank's regulators in the United States.

First Sino Bank is headquartered in Shanghai's financial center of Pudong and has two sub-branches in Shanghai and a representative office in Suzhou and in Shenzhen. First Sino Bank engages in a full range of foreign currency services to all customers and RMB-denominated banking services to customers who are foreign invested enterprises, representative offices of foreign institutions in China, foreigners, and residents of Hong Kong, Macaw, and Taiwan. For the year ended December 31, 2004, First Sino Bank earned net profit of approximately U.S.$ 4.1 million and had total assets of approximately U.S. $630 million.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates twenty-nine branches in California, four branches in New York State, one in Massachusetts, one in Houston, Texas, two in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this news release are forward-looking statements. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: Cathay Bank's ability to successfully consummate its investment in First Sino Bank or realize the benefits of such an investment if consummated. These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005, its reports and registration statements filed with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. All forward-looking statements speak only as of the date of this news release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.